99.1
INGERSOLL-RAND COMPANY LIMITED
Condensed Consolidated Balance Sheet
(In millions)

UNAUDITED

	September	December
	30, 2003	31, 2002

ASSETS
Current assets:
Cash and cash equivalents	$ 191.1	$ 343.4
Marketable securities	145.1	1.8
Accounts and notes receivable, net	1,447.1	1,392.8
Inventories	1,103.3	1,181.3
Prepaid expenses, other assets and deferred income taxes	298.4	379.2
Assets held for sale	15.2	819.9

Total current assets	3,200.2	4,118.4

Property, plant and equipment, net	1,227.5	1,276.3
Goodwill	4,114.1	4,004.0
Intangible assets, net	882.8	890.9
Other assets	748.2	520.3

Total assets	$ 10,172.8	$ 10,809.9

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$ 665.4	$ 724.6
Accrued expenses and other current liabilities	1,409.3	1,614.6
Loans payable	611.5	1,155.5
Liabilities held for sale	10.2	303.6

Total current liabilities	2,696.4	3,798.3

Long-term debt	1,781.4	2,092.1
Other noncurrent liabilities	1,612.1	1,441.3

	6,089.9	7,331.7

Shareholders' equity:
Common stock	172.8	169.2
Other shareholders' equity	4,319.8	3,822.1
Accumulated other comprehensive income	(409.7)	(513.1)

Total shareholders' equity	4,082.9	3,478.2

Total liabilities and equity	$ 10,172.8	$ 10,809.9

"SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION"